Bank of Hawaii Corporation 2017 Financial Results

•2017 Earnings Reaches Record of $4.33 Per Diluted Share
•2017 Net Income $184.7 Million
•Diluted Earnings Per Share $1.01 for the Fourth Quarter of 2017
•Net Income $43.0 Million for the Fourth Quarter of 2017

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 22, 2018) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $4.33 for the full year of 2017, up 2.4 percent from diluted earnings per share of $4.23 in 2016. Net income for the year was $184.7 million, up $3.2 million or 1.8 percent from net income of $181.5 million in the previous year. The financial results for 2017 included an additional income tax expense of $3.6 million as a result of the Tax Cuts and Jobs Act, a tax reform bill, signed into law during December 2017. The return on average assets for the full year of 2017 was 1.10 percent compared with 1.15 percent in 2016. The return on average equity for the full year of 2017 was 15.27 percent compared with 15.79 percent in 2016.

“Bank of Hawaii finished 2017 with solid financial performance," said Peter Ho, Chairman, President and CEO. “During the year our loan and deposit balances continued to grow and our net interest margin expanded due to increased rates and the positive remixing of our balance sheet. Expenses were well controlled and our asset quality, capital and liquidity all remained strong.”

Diluted earnings per share were $1.01 for the fourth quarter of 2017, down from $1.08 in the third quarter of 2017 and down from $1.02 in the fourth quarter of 2016. Net income for the fourth quarter of 2017 was $43.0 million, down from $45.9 million in the previous quarter and down from $43.5 million in the same quarter last year. Net income in the fourth quarter of 2017 included the previously mentioned additional income tax expense of $3.6 million. The return on average assets for the fourth quarter of 2017 was 1.00 percent, compared with 1.07 percent in the third quarter of 2017 and 1.07 percent in the fourth quarter last year. The return on average equity for the fourth quarter of 2017 was 13.85 percent compared with 14.89 percent in the third quarter of 2017 and 14.90 percent in the fourth quarter last year.

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Bank of Hawaii Corporation 2017 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, was $469.1 million for the full year of 2017, an increase of $39.5 million from net interest income of $429.6 million in 2016. Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2017 was $121.6 million, an increase of $2.4 million compared with net interest income of $119.2 million in the third quarter of 2017 and up $11.5 million compared with net interest income of $110.1 million in the fourth quarter last year. Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin for the full year of 2017 was 2.93 percent, an increase of 10 basis points from the net interest margin of 2.83 percent in 2016. The net interest margin was 2.98 percent in the fourth quarter of 2017, an increase of 6 basis points from the third quarter of 2017 and 15 basis points from the fourth quarter last year.

The provision for credit losses for the full year of 2017 was $16.9 million compared with a provision for credit losses of $4.8 million in 2016. Provision expense in 2016 reflected a recovery of $6.6 million related to one commercial client in Guam. Results for the fourth quarter of 2017 included a provision for credit losses of $4.3 million compared with $4.0 million in the previous quarter and $3.3 million in the same quarter last year.

Noninterest income for the full year of 2017 was $185.4 million compared with noninterest income of $197.3 million in 2016. The decrease from the previous year was primarily due to the decline in mortgage banking income, lower revenue from the customer derivative program, and gains on the sales of assets during 2016. Noninterest income was $41.9 million in the fourth quarter of 2017 compared with noninterest income of $42.4 million in the third quarter of 2017 and noninterest income of $46.5 million in the fourth quarter of 2016.

Noninterest expense for the full year of 2017 was $357.7 million compared with noninterest expense of $350.6 million in 2016. Noninterest expense in 2017 included one-time employee bonuses totaling $2.2 million, including payroll taxes. Noninterest expense in 2016 included net gains of $3.7 million on the disposition of real estate. Adjusted for these items, noninterest expense increased $1.2 million, or 0.3 percent in 2017 compared with the prior year. Noninterest expense was $92.3 million in the fourth quarter of 2017, including the one-time bonuses. Noninterest expense was $88.6 million in the third quarter of 2017 and included $2.1 million in severance which was partially offset by a reduction of $0.9 million in share-based compensation. Noninterest expense was $89.6 million in the fourth quarter of 2016 and included expenses of $1.3 million in compensation related to the significant increase in the stock price during the quarter which was partially offset by a net gain of $1.0 million on the sale of a branch building. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The efficiency ratio for the full year of 2017 was 55.66 percent compared with 57.01 percent in 2016. The efficiency ratio for the fourth quarter of 2017 was 57.49 percent compared with 55.82 percent in the previous quarter and 58.33 percent in the same quarter last year.

The effective tax rate for the full year of 2017 was 31.11 percent, which included the previously mentioned $3.6 million one-time adjustment related to the tax reform bill. Excluding this expense, the effective tax rate for the full year of 2017 was 29.78 percent compared with 30.10 percent for the full year of 2016. The effective tax rate for the fourth quarter of 2017 was 32.93 percent. Excluding the tax reform expense, the effective tax rate for the fourth quarter of 2017 was 27.37 percent compared with 30.62 percent in the previous quarter and 28.38 percent in the same quarter last year. The lower effective tax rate excluding the tax reform expense was primarily due to the release of a valuation allowance for the sale of low income housing investments.

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Bank of Hawaii Corporation 2017 Financial Results     Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality continued to remain strong during the fourth quarter of 2017. Total non-performing assets were $16.1 million at December 31, 2017 compared with $17.0 million at September 30, 2017 and $19.8 million at December 31, 2016. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.16 percent at December 31, 2017 compared with 0.18 percent at September 30, 2017 and 0.22 percent at December 31, 2016.
Accruing loans and leases past due 90 days or more were $7.1 million at December 31, 2017 compared with $6.7 million at September 30, 2017 and $7.1 million at December 31, 2016. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more were $55.7 million at December 31, 2017 compared with $55.0 million at September 30, 2017 and $52.2 million at December 31, 2016. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net charge-offs for the full year of 2017 were $13.8 million or 0.15 percent of total average loans and leases compared with net charge-offs of $3.4 million or 0.04 percent of total average loans and leases in 2016. The lower charge-off rate during 2016 was largely due to the previously mentioned recovery of charged off loans to a commercial client in Guam. Net charge-offs during the fourth quarter of 2017 were $3.8 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $5.8 million partially offset by recoveries of $2.1 million. Net charge-offs during the third quarter of 2017 were $3.5 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $6.2 million and recoveries of $2.7 million. Net charge-offs during the fourth quarter of 2016 were $3.0 million or 0.14 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $5.0 million and recoveries of $1.9 million.

The allowance for loan and lease losses was $107.3 million at December 31, 2017, an increase from $106.9 million at September 30, 2017 and $104.3 million at December 31, 2016. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.10 percent at December 31, 2017, a decrease of 2 basis points from September 30, 2017 and 7 basis points from December 31, 2016. The decrease in the ratio of the allowance for loan and lease losses to total loans and leases outstanding is due to significant loan growth during the year and is commensurate with the Company’s strong asset quality and the Hawaii economy. The total reserve for unfunded commitments of $6.8 million at December 31, 2017 was unchanged from the prior quarter and up from at $6.6 million at December 31, 2016. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $17.1 billion at December 31, 2017, a decrease of $179.3 million from total assets of $17.3 billion at September 30, 2017 and an increase of $596.7 million from total assets of $16.5 billion at December 31, 2016. Average total assets were $17.1 billion during the fourth quarter of 2017, an increase of $112.4 million compared with average total assets of $17.0 billion during the previous quarter and an increase of $871.7 million compared with average total assets of $16.2 billion during the same quarter last year.

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Bank of Hawaii Corporation 2017 Financial Results     Page 4

The investment securities portfolio was $6.2 billion at December 31, 2017, a decrease of $122.1 million from total securities of $6.3 billion at September 30, 2017 and up $142.1 million from total securities of $6.0 billion at December 31, 2016. The investment securities portfolio remains largely comprised of securities issued by U. S. government agencies and included $3.9 billion in securities held to maturity and $2.2 billion in securities available for sale at December 31, 2017.

Total loans and leases increased to $9.8 billion at December 31, 2017, an increase of $223.0 million or 2.3 percent from total loans and leases of $9.6 billion at September 30, 2017 and up $847.2 million or 9.5 percent from total loans and leases of $8.9 billion at December 31, 2016. The commercial portfolio increased to $3.8 billion at the end of the fourth quarter of 2017, up 0.7 percent from commercial loans of $3.7 billion at the end of the third quarter of 2017 and up 4.1 percent from commercial loans of $3.6 billion at the end of the fourth quarter last year. Consumer loans grew to $6.0 billion at December 31, 2017, up 3.4 percent from consumer loans of $5.8 billion at the end of the third quarter of 2017 and up 13.1 percent from consumer loans of $5.3 billion at the end of the fourth quarter last year. Average total loans and leases were $9.7 billion during the fourth quarter of 2017, an increase of 2.5 percent from average loans and leases of $9.5 billion during the previous quarter and up 9.9 percent from average loans and leases of $8.8 billion during the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $14.9 billion at December 31, 2017, down $164.2 million or 1.1 percent from total deposits of $15.0 billion at September 30, 2017 and up $563.7 million or 3.9 percent from total deposits of $14.3 billion at December 31, 2016. Consumer deposits increased to $7.5 billion at December 31, 2017, up $174.7 million or 2.4 percent from consumer deposits of $7.3 billion at the end of the third quarter of 2017 and up $480.7 million or 6.9 percent from $7.0 billion at the end of the fourth quarter last year. Growth remained strong in all consumer deposit categories. Commercial deposits were $6.0 billion at the end of the fourth quarter of 2017, down $118.0 million or 1.9 percent from $6.1 billion at the end of the third quarter of 2017 and down $136.4 million or 2.2 percent from $6.1 billion at the end of the fourth quarter last year. The decrease was largely due to reductions in escrow deposits related to construction projects that were completed during the year. Other deposits declined to $1.4 billion at December 31, 2017, down $220.8 million or 13.4 percent from $1.7 billion at September 30, 2017 and up $219.4 million or 18.1 percent from $1.2 billion at December 31, 2016. The decrease compared with the prior quarter was the result of a reduction in public time deposits due to increased pricing competition. Average total deposits were $14.8 billion in the fourth quarter of 2017, up from average total deposits of $14.7 billion in the previous quarter and up from average total deposits of $14.0 billion during the same quarter last year. Deposit balances are summarized in Tables 7a, 7b, and 10.

During the fourth quarter of 2017, the Company repurchased 128.6 thousand shares of common stock at a total cost of $10.6 million under its share repurchase program. The average cost was $82.60 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through December 31, 2017, the Company has repurchased 54.2 million shares and returned over $2.0 billion to shareholders at an average cost of $38.29 per share. Remaining buyback authority under the share repurchase program was $20.0 million at December 31, 2017. From January 2 through January 19, 2018 the Company repurchased an additional 19.5 thousand shares of common stock at an average cost of $86.75 per share repurchased.

Total shareholders’ equity was $1.23 billion at December 31, 2017, up slightly from September 30, 2017 and up from $1.16 billion at December 31, 2016. The Tier 1 Capital Ratio was 13.24 percent at December 31, 2017 compared with 13.27 percent at September 30, 2017 and 13.24 percent at December 31, 2016. The Tier 1 Leverage Ratio at December 31, 2017 was 7.26 percent compared with 7.24 percent at September 30, 2017 and 7.21 percent at December 31, 2016.

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Bank of Hawaii Corporation 2017 Financial Results     Page 5

The Company’s Board of Directors declared a quarterly cash dividend of $0.52 per share on the Company’s outstanding shares. The dividend will be payable on March 14, 2018 to shareholders of record at the close of business on February 28, 2018.

Hawaii Economy

General economic conditions in Hawaii remained healthy during 2017, led by continued strength in the tourism industry, low unemployment, rising real estate prices, and an active construction industry. For the first eleven months of 2017 total visitor arrivals increased 4.9 percent and visitor spending increased 6.6 percent compared to the same period in 2016. The statewide seasonally-adjusted unemployment rate remains low at 2.0 percent in November 2017 compared with 4.1 percent nationally.

Real estate prices on Oahu continue to reach new records. The volume of single-family home sales on Oahu increased 6.3 percent in 2017 and the volume of condominium sales increased 6.9 percent compared with sales in 2016.  The median price of single-family homes on Oahu increased 2.7 percent and the median price of condominiums increased 3.8 percent compared with 2016.  As of December 31, 2017, months of inventory of single-family homes and condominiums on Oahu declined to 2.1 months and 2.3 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its 2017 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, January 22, 2018. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 3667149 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
For the Period:
Operating Results
Net Interest Income	$118,770	$116,317	$107,093	$457,238	$417,579
Provision for Credit Losses	4,250	4,000	3,250	16,900	4,750
Total Noninterest Income	41,855	42,410	46,503	185,417	197,343
Total Noninterest Expense	92,336	88,598	89,589	357,691	350,578
Net Income	42,953	45,881	43,513	184,672	181,461
Basic Earnings Per Share	1.02	1.09	1.03	4.37	4.26
Diluted Earnings Per Share	1.01	1.08	1.02	4.33	4.23
Dividends Declared Per Share	0.52	0.52	0.48	2.04	1.89

Performance Ratios
Return on Average Assets	1.00%	1.07%	1.07%	1.10%	1.15%
Return on Average Shareholders' Equity	13.85	14.89	14.90	15.27	15.79
Efficiency Ratio [1]	57.49	55.82	58.33	55.66	57.01
Net Interest Margin [2]	2.98	2.92	2.83	2.93	2.83
Dividend Payout Ratio [3]	50.98	47.71	46.60	46.68	44.37
Average Shareholders' Equity to Average Assets	7.20	7.21	7.17	7.22	7.26

Average Balances
Average Loans and Leases	$9,688,710	$9,451,972	$8,813,755	$9,346,828	$8,362,210
Average Assets	17,084,596	16,972,202	16,212,940	16,749,230	15,825,381
Average Deposits	14,813,218	14,727,469	13,997,318	14,505,423	13,619,476
Average Shareholders' Equity	1,230,564	1,222,885	1,161,967	1,209,087	1,149,335

Per Share of Common Stock
Book Value	$29.05	$28.88	$27.24	$29.05	$27.24
Tangible Book Value	28.31	28.14	26.50	28.31	26.50
Market Value
Closing	85.70	83.36	88.69	85.70	88.69
High	88.38	86.19	89.72	90.80	89.72
Low	77.71	74.72	71.73	74.72	54.55

			December 31,	September 30,	December 31,
			2017	2017	2016
As of Period End:
Balance Sheet Totals
Loans and Leases			$9,796,947	$9,573,956	$8,949,785
Total Assets			17,089,052	17,268,302	16,492,367
Total Deposits			14,883,968	15,048,160	14,320,240
Other Debt			260,716	267,887	267,938
Total Shareholders' Equity			1,231,868	1,227,893	1,161,537

Asset Quality
Non-Performing Assets			$16,120	$17,035	$19,761
Allowance for Loan and Lease Losses			107,346	106,881	104,273
Allowance to Loans and Leases Outstanding			1.10%	1.12%	1.17%

Capital Ratios
Common Equity Tier 1 Capital Ratio			13.24%	13.27%	13.24%
Tier 1 Capital Ratio			13.24	13.27	13.24
Total Capital Ratio			14.46	14.51	14.49
Tier 1 Leverage Ratio			7.26	7.24	7.21
Total Shareholders' Equity to Total Assets			7.21	7.11	7.04
Tangible Common Equity to Tangible Assets [4]			7.04	6.94	6.86
Tangible Common Equity to Risk-Weighted Assets [4]			12.84	12.96	12.81

Non-Financial Data
Full-Time Equivalent Employees			2,132	2,120	2,122
Branches			69	69	69
ATMs			387	388	449

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		December 31,	September 30,	December 31,
(dollars in thousands)		2017	2017	2016
Total Shareholders' Equity		$1,231,868	$1,227,893	$1,161,537
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,200,351	$1,196,376	$1,130,020

Total Assets		$17,089,052	$17,268,302	$16,492,367
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$17,057,535	$17,236,785	$16,460,850

Risk-Weighted Assets, determined in accordance
with prescribed regulatory requirements[1]		$9,348,296	$9,234,050	$8,823,485

Total Shareholders' Equity to Total Assets		7.21%	7.11%	7.04%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.04%	6.94%	6.86%

Tier 1 Capital Ratio		13.24%	13.27%	13.24%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.84%	12.96%	12.81%

[1] Risk-weighted assets as of September 30,2017 was revised from $9,233,969.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2016	2017	2016
Interest Income
Interest and Fees on Loans and Leases	$96,974	$94,621	$86,532	$370,441	$333,239
Income on Investment Securities
Available-for-Sale	11,866	11,987	10,244	46,772	41,892
Held-to-Maturity	21,782	20,334	19,213	81,740	79,087
Deposits	3	5	2	15	9
Funds Sold	717	1,579	795	3,882	2,861
Other	271	235	281	944	812
Total Interest Income	131,613	128,761	117,067	503,794	457,900
Interest Expense
Deposits	6,980	6,663	3,448	22,332	12,647
Securities Sold Under Agreements to Repurchase	4,664	4,664	5,406	19,592	23,406
Funds Purchased	81	—	3	123	12
Short-Term Borrowings	—	—	—	64	—
Other Debt	1,118	1,117	1,117	4,445	4,256
Total Interest Expense	12,843	12,444	9,974	46,556	40,321
Net Interest Income	118,770	116,317	107,093	457,238	417,579
Provision for Credit Losses	4,250	4,000	3,250	16,900	4,750
Net Interest Income After Provision for Credit Losses	114,520	112,317	103,843	440,338	412,829
Noninterest Income
Trust and Asset Management	11,105	11,050	11,232	45,430	46,203
Mortgage Banking	2,593	3,237	6,256	12,949	19,895
Service Charges on Deposit Accounts	8,053	8,188	8,537	32,575	33,654
Fees, Exchange, and Other Service Charges	13,784	13,764	13,731	54,845	55,176
Investment Securities Gains (Losses), Net	(617)	(566)	(337)	10,430	10,203
Annuity and Insurance	1,273	1,429	1,457	6,858	7,017
Bank-Owned Life Insurance	1,609	1,861	1,551	6,517	6,561
Other	4,055	3,447	4,076	15,813	18,634
Total Noninterest Income	41,855	42,410	46,503	185,417	197,343
Noninterest Expense
Salaries and Benefits	52,195	51,626	50,622	205,536	201,150
Net Occupancy	8,510	7,727	7,581	32,536	30,252
Net Equipment	5,454	5,417	5,191	22,078	20,578
Data Processing	4,310	3,882	3,665	15,483	15,208
Professional Fees	3,266	3,044	2,990	11,681	10,072
FDIC Insurance	2,253	2,107	2,015	8,666	8,615
Other	16,348	14,795	17,525	61,711	64,703
Total Noninterest Expense	92,336	88,598	89,589	357,691	350,578
Income Before Provision for Income Taxes	64,039	66,129	60,757	268,064	259,594
Provision for Income Taxes	21,086	20,248	17,244	83,392	78,133
Net Income	$42,953	$45,881	$43,513	$184,672	$181,461
Basic Earnings Per Share	$1.02	$1.09	$1.03	$4.37	$4.26
Diluted Earnings Per Share	$1.01	$1.08	$1.02	$4.33	$4.23
Dividends Declared Per Share	$0.52	$0.52	$0.48	$2.04	$1.89
Basic Weighted Average Shares	42,116,452	42,251,541	42,386,480	42,280,931	42,644,100
Diluted Weighted Average Shares	42,450,191	42,565,364	42,672,470	42,607,057	42,879,783

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2017	2017	2016	2017	2016
Net Income	$42,953	$45,881	$43,513	$184,672	$181,461
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	(10,430)	444	(18,641)	(1,986)	(10,318)
Defined Benefit Plans	738	146	(453)	1,177	(31)
Other Comprehensive Income (Loss)	(9,692)	590	(19,094)	(809)	(10,349)
Comprehensive Income	$33,261	$46,471	$24,419	$183,863	$171,112

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2017	2017	2016
Assets
Interest-Bearing Deposits in Other Banks	$3,421	$3,161	$3,187
Funds Sold	181,413	512,868	707,343
Investment Securities
Available-for-Sale	2,232,979	2,322,668	2,186,041
Held-to-Maturity (Fair Value of $3,894,121; $3,960,956; and $3,827,527)	3,928,170	3,960,598	3,832,997
Loans Held for Sale	19,231	9,752	62,499
Loans and Leases	9,796,947	9,573,956	8,949,785
Allowance for Loan and Lease Losses	(107,346)	(106,881)	(104,273)
Net Loans and Leases	9,689,601	9,467,075	8,845,512
Total Earning Assets	16,054,815	16,276,122	15,637,579
Cash and Due from Banks	263,017	245,487	169,077
Premises and Equipment, Net	130,926	125,162	113,505
Accrued Interest Receivable	50,485	51,526	46,444
Foreclosed Real Estate	1,040	1,393	1,686
Mortgage Servicing Rights	24,622	24,436	23,663
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	280,034	278,425	274,188
Other Assets	252,596	234,234	194,708
Total Assets	$17,089,052	$17,268,302	$16,492,367

Liabilities
Deposits
Noninterest-Bearing Demand	$4,724,300	$4,825,643	$4,772,727
Interest-Bearing Demand	3,082,563	2,896,559	2,934,107
Savings	5,389,013	5,363,866	5,395,699
Time	1,688,092	1,962,092	1,217,707
Total Deposits	14,883,968	15,048,160	14,320,240
Funds Purchased	—	—	9,616
Securities Sold Under Agreements to Repurchase	505,293	505,293	523,378
Other Debt	260,716	267,887	267,938
Retirement Benefits Payable	37,312	38,308	48,451
Accrued Interest Payable	6,946	6,717	5,334
Taxes Payable and Deferred Taxes	24,009	31,360	21,674
Other Liabilities	138,940	142,684	134,199
Total Liabilities	15,857,184	16,040,409	15,330,830
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2017 - 57,959,074 / 42,401,443;
September 30, 2017 - 57,958,200 / 42,513,348;
and December 31, 2016 - 57,856,672 / 42,635,978)	576	576	576
Capital Surplus	561,161	558,530	551,628
Accumulated Other Comprehensive Loss	(34,715)	(25,023)	(33,906)
Retained Earnings	1,512,218	1,491,830	1,415,440
Treasury Stock, at Cost (Shares: December 31, 2017 - 15,557,631;
September 30, 2017 - 15,444,852; and December 31, 2016 - 15,220,694)	(807,372)	(798,020)	(772,201)
Total Shareholders' Equity	1,231,868	1,227,893	1,161,537
Total Liabilities and Shareholders' Equity	$17,089,052	$17,268,302	$16,492,367

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	181,461	—	181,461
Other Comprehensive Loss	—	—	—	(10,349)	—	—	(10,349)
Share-Based Compensation	—	—	6,786	—	—	—	6,786
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	259,985	1	2,801	—	(1,124)	8,665	10,343
Common Stock Repurchased	(906,160)	—	—	—	—	(61,807)	(61,807)
Cash Dividends Declared ($1.89 per share)	—	—	—	—	(81,157)	—	(81,157)
Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537

Net Income	—	—	—	—	184,672	—	184,672
Other Comprehensive Loss	—	—	—	(809)	—	—	(809)
Share-Based Compensation	—	—	7,369	—	—	—	7,369
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	337,091	—	2,164	—	(828)	11,905	13,241
Common Stock Repurchased	(571,626)	—	—	—	—	(47,076)	(47,076)
Cash Dividends Declared ($2.04 per share)	—	—	—	—	(87,066)	—	(87,066)
Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.2	$—	0.46%	$3.5	$—	0.48%	$4.0	$—	0.10%
Funds Sold	221.0	0.7	1.27	575.2	1.6	1.07	622.8	0.8	0.50
Investment Securities
Available-for-Sale
Taxable	1,669.7	8.5	2.05	1,658.2	8.6	2.08	1,533.8	6.7	1.76
Non-Taxable	619.0	5.1	3.29	636.7	5.2	3.26	668.7	5.4	3.21
Held-to-Maturity
Taxable	3,775.6	20.3	2.15	3,631.1	18.8	2.07	3,579.1	17.7	1.97
Non-Taxable	239.0	2.3	3.87	239.9	2.4	3.87	242.7	2.4	3.89
Total Investment Securities	6,303.3	36.2	2.30	6,165.9	35.0	2.27	6,024.3	32.2	2.13
Loans Held for Sale	15.9	0.2	4.02	20.6	0.2	3.88	39.1	0.3	3.61
Loans and Leases [1]
Commercial and Industrial	1,284.5	11.7	3.62	1,251.5	11.3	3.58	1,223.6	10.0	3.25
Commercial Mortgage	2,063.2	20.2	3.89	2,015.0	19.6	3.87	1,833.8	17.0	3.68
Construction	213.8	2.6	4.78	241.0	2.9	4.73	276.0	3.0	4.36
Commercial Lease Financing	202.6	1.3	2.56	204.7	1.2	2.30	204.0	1.1	2.17
Residential Mortgage	3,420.0	32.6	3.81	3,333.3	31.8	3.82	3,139.4	30.6	3.90
Home Equity	1,552.4	14.3	3.65	1,502.9	13.8	3.65	1,317.1	11.7	3.54
Automobile	516.3	5.8	4.43	493.2	5.9	4.71	446.0	5.8	5.14
Other [2]	435.9	8.5	7.80	410.4	8.2	7.98	373.9	7.3	7.76
Total Loans and Leases	9,688.7	97.0	3.98	9,452.0	94.7	3.99	8,813.8	86.5	3.91
Other	40.6	0.3	2.67	40.2	0.2	2.34	40.1	0.3	2.80
Total Earning Assets [3]	16,272.7	134.4	3.29	16,257.4	131.7	3.23	15,544.1	120.1	3.08
Cash and Due from Banks	229.5			151.2			131.5
Other Assets	582.4			563.6			537.3
Total Assets	$17,084.6			$16,972.2			$16,212.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,877.7	0.5	0.06	$2,880.0	0.5	0.07	$2,760.5	0.3	0.04
Savings	5,396.9	1.9	0.14	5,374.4	1.8	0.13	5,339.5	1.2	0.09
Time	1,767.9	4.6	1.03	1,788.2	4.4	0.97	1,322.7	2.0	0.60
Total Interest-Bearing Deposits	10,042.5	7.0	0.28	10,042.6	6.7	0.26	9,422.7	3.5	0.15
Short-Term Borrowings	25.0	0.1	1.27	—	—	—	9.6	—	0.15
Securities Sold Under Agreements to Repurchase	505.3	4.6	3.61	505.3	4.7	3.61	533.7	5.4	3.96
Other Debt	267.6	1.1	1.66	267.9	1.1	1.66	267.9	1.1	1.66
Total Interest-Bearing Liabilities	10,840.4	12.8	0.47	10,815.8	12.5	0.45	10,233.9	10.0	0.38
Net Interest Income		$121.6			$119.2			$110.1
Interest Rate Spread			2.82%			2.78%			2.70%
Net Interest Margin			2.98%			2.92%			2.83%
Noninterest-Bearing Demand Deposits	4,770.7			4,684.9			4,574.6
Other Liabilities	242.9			248.6			242.4
Shareholders' Equity	1,230.6			1,222.9			1,162.0
Total Liabilities and Shareholders' Equity	$17,084.6			$16,972.2			$16,212.9

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,808,000, $2,920,000 and $3,034,000 for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.4	$—	0.45%	$4.1	$—	0.22%
Funds Sold	423.0	3.9	0.92	595.9	2.8	0.48
Investment Securities
Available-for-Sale
Taxable	1,659.3	33.1	2.00	1,579.1	27.7	1.75
Non-Taxable	643.7	21.0	3.27	690.6	21.9	3.17
Held-to-Maturity
Taxable	3,648.6	75.7	2.07	3,615.2	72.9	2.02
Non-Taxable	240.4	9.3	3.88	244.1	9.5	3.90
Total Investment Securities	6,192.0	139.1	2.25	6,129.0	132.0	2.15
Loans Held for Sale	22.6	0.9	3.99	32.3	1.2	3.59
Loans and Leases [1]
Commercial and Industrial	1,262.8	44.5	3.52	1,179.9	40.3	3.42
Commercial Mortgage	1,977.1	75.7	3.83	1,735.2	64.5	3.72
Construction	238.4	11.2	4.69	224.2	10.0	4.43
Commercial Lease Financing	205.9	4.8	2.32	198.6	4.8	2.40
Residential Mortgage	3,307.6	126.4	3.82	3,037.0	120.6	3.97
Home Equity	1,467.7	53.2	3.62	1,211.9	43.7	3.61
Automobile	486.5	23.2	4.78	416.8	21.5	5.16
Other [2]	400.8	31.8	7.93	358.6	27.7	7.72
Total Loans and Leases	9,346.8	370.8	3.97	8,362.2	333.1	3.98
Other	40.5	0.9	2.33	39.2	0.8	2.07
Total Earning Assets [3]	16,028.3	515.6	3.22	15,162.7	469.9	3.10
Cash and Due from Banks	158.7			129.0
Other Assets	562.2			533.7
Total Assets	$16,749.2			$15,825.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,871.7	1.7	0.06	$2,757.6	0.9	0.03
Savings	5,388.5	6.7	0.12	5,217.9	4.6	0.09
Time	1,589.4	13.9	0.88	1,254.9	7.1	0.57
Total Interest-Bearing Deposits	9,849.6	22.3	0.23	9,230.4	12.6	0.14
Short-Term Borrowings	17.7	0.2	1.05	8.4	—	0.15
Securities Sold Under Agreements to Repurchase	507.0	19.6	3.86	569.8	23.4	4.11
Other Debt	267.9	4.4	1.66	248.8	4.3	1.71
Total Interest-Bearing Liabilities	10,642.2	46.5	0.44	10,057.4	40.3	0.40
Net Interest Income		$469.1			$429.6
Interest Rate Spread			2.78%			2.70%
Net Interest Margin			2.93%			2.83%
Noninterest-Bearing Demand Deposits	4,655.8			4,389.1
Other Liabilities	242.1			229.6
Shareholders' Equity	1,209.1			1,149.3
Total Liabilities and Shareholders' Equity	$16,749.2			$15,825.4

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $11,843,000 and $11,991,000 for the years ended December 31, 2017 and December 31, 2016, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2017
	Compared to September 30, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(1.1)	$0.2	$(0.9)
Investment Securities
Available-for-Sale
Taxable	—	(0.1)	(0.1)
Non-Taxable	(0.2)	0.1	(0.1)
Held-to-Maturity
Taxable	0.8	0.7	1.5
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	0.5	0.7	1.2
Loans and Leases
Commercial and Industrial	0.3	0.1	0.4
Commercial Mortgage	0.5	0.1	0.6
Construction	(0.3)	—	(0.3)
Commercial Lease Financing	—	0.1	0.1
Residential Mortgage	0.8	—	0.8
Home Equity	0.5	—	0.5
Automobile	0.3	(0.4)	(0.1)
Other [2]	0.5	(0.2)	0.3
Total Loans and Leases	2.6	(0.3)	2.3
Other	—	0.1	0.1
Total Change in Interest Income	2.0	0.7	2.7

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.1	0.1
Time	(0.1)	0.3	0.2
Total Interest-Bearing Deposits	(0.1)	0.4	0.3
Short-Term Borrowings	0.1	—	0.1
Securities Sold Under Agreements to Repurchase	—	(0.1)	(0.1)
Total Change in Interest Expense	—	0.3	0.3

Change in Net Interest Income	$2.0	$0.4	$2.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2017
	Compared to December 31, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.8)	$0.7	$(0.1)
Investment Securities
Available-for-Sale
Taxable	0.6	1.2	1.8
Non-Taxable	(0.4)	0.1	(0.3)
Held-to-Maturity
Taxable	1.0	1.6	2.6
Non-Taxable	—	(0.1)	(0.1)
Total Investment Securities	1.2	2.8	4.0
Loans Held for Sale	(0.2)	0.1	(0.1)
Loans and Leases
Commercial and Industrial	0.5	1.2	1.7
Commercial Mortgage	2.2	1.0	3.2
Construction	(0.7)	0.3	(0.4)
Commercial Lease Financing	—	0.2	0.2
Residential Mortgage	2.7	(0.7)	2.0
Home Equity	2.2	0.4	2.6
Automobile	0.9	(0.9)	—
Other [2]	1.2	—	1.2
Total Loans and Leases	9.0	1.5	10.5
Total Change in Interest Income	9.2	5.1	14.3

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.2	0.2
Savings	—	0.7	0.7
Time	0.8	1.8	2.6
Total Interest-Bearing Deposits	0.8	2.7	3.5
Short-Term Borrowings	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(0.3)	(0.5)	(0.8)
Total Change in Interest Expense	0.5	2.3	2.8

Change in Net Interest Income	$8.7	$2.8	$11.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2017
	Compared to December 31, 2016
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(1.0)	$2.1	$1.1
Investment Securities
Available-for-Sale
Taxable	1.4	4.0	5.4
Non-Taxable	(1.5)	0.6	(0.9)
Held-to-Maturity
Taxable	0.7	2.1	2.8
Non-Taxable	(0.1)	(0.1)	(0.2)
Total Investment Securities	0.5	6.6	7.1
Loans Held for Sale	(0.4)	0.1	(0.3)
Loans and Leases
Commercial and Industrial	2.9	1.3	4.2
Commercial Mortgage	9.2	2.0	11.2
Construction	0.6	0.6	1.2
Commercial Lease Financing	0.2	(0.2)	—
Residential Mortgage	10.5	(4.7)	5.8
Home Equity	9.3	0.2	9.5
Automobile	3.4	(1.7)	1.7
Other [2]	3.3	0.8	4.1
Total Loans and Leases	39.4	(1.7)	37.7
Other	—	0.1	0.1
Total Change in Interest Income	38.5	7.2	45.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	0.7	0.8
Savings	0.2	1.9	2.1
Time	2.2	4.6	6.8
Total Interest-Bearing Deposits	2.5	7.2	9.7
Short-Term Borrowings	—	0.2	0.2
Securities Sold Under Agreements to Repurchase	(2.5)	(1.3)	(3.8)
Other Debt	0.3	(0.2)	0.1
Total Change in Interest Expense	0.3	5.9	6.2

Change in Net Interest Income	$38.2	$1.3	$39.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2017	2017	2016	2017	2016
Salaries	$31,132	$31,224	$29,382	$122,334	$116,721
Incentive Compensation	7,078	4,857	5,784	22,834	23,409
Share-Based Compensation	3,040	1,962	4,126	10,184	12,150
Commission Expense	1,427	1,439	1,955	6,493	7,514
Retirement and Other Benefits	4,675	4,279	4,350	18,154	17,262
Payroll Taxes	2,301	2,353	2,044	11,025	10,133
Medical, Dental, and Life Insurance	2,503	3,444	2,908	12,362	13,038
Separation Expense	39	2,068	73	2,150	923
Total Salaries and Benefits	$52,195	$51,626	$50,622	$205,536	$201,150

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2017	2017	2017	2017	2016
Commercial
Commercial and Industrial	$1,279,347	$1,252,238	$1,241,953	$1,250,006	$1,249,791
Commercial Mortgage	2,103,967	2,050,998	2,009,886	1,909,064	1,889,551
Construction	202,253	232,487	248,030	262,660	270,018
Lease Financing	180,931	204,240	205,043	208,765	208,332
Total Commercial	3,766,498	3,739,963	3,704,912	3,630,495	3,617,692
Consumer
Residential Mortgage	3,466,773	3,366,634	3,317,179	3,224,206	3,163,073
Home Equity	1,585,455	1,528,353	1,473,123	1,411,489	1,334,163
Automobile	528,474	506,102	484,092	468,078	454,333
Other [1]	449,747	432,904	408,307	379,541	380,524
Total Consumer	6,030,449	5,833,993	5,682,701	5,483,314	5,332,093
Total Loans and Leases	$9,796,947	$9,573,956	$9,387,613	$9,113,809	$8,949,785

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2017	2017	2017	2017	2016
Consumer	$7,478,228	$7,303,546	$7,278,536	$7,196,781	$6,997,482
Commercial	5,973,763	6,091,800	5,903,639	6,051,721	6,110,189
Public and Other	1,431,977	1,652,814	1,602,474	1,228,031	1,212,569
Total Deposits	$14,883,968	$15,048,160	$14,784,649	$14,476,533	$14,320,240

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2017	2017	2017	2017	2016
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$448	$901	$175	$228	$151
Commercial Mortgage	1,398	1,425	1,460	973	997
Total Commercial	1,846	2,326	1,635	1,201	1,148
Consumer
Residential Mortgage	9,243	9,188	9,337	11,756	13,780
Home Equity	3,991	4,128	3,405	3,517	3,147
Total Consumer	13,234	13,316	12,742	15,273	16,927
Total Non-Accrual Loans and Leases	15,080	15,642	14,377	16,474	18,075
Foreclosed Real Estate	1,040	1,393	1,991	2,529	1,686
Total Non-Performing Assets	$16,120	$17,035	$16,368	$19,003	$19,761

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$5	$—	$—	$—
Total Commercial	—	5	—	—	—
Consumer
Residential Mortgage	$2,703	$2,933	$2,269	$2,313	$3,127
Home Equity	1,624	1,392	2,343	1,133	1,457
Automobile	886	806	539	673	894
Other [1]	1,934	1,528	1,859	1,738	1,592
Total Consumer	7,147	6,659	7,010	5,857	7,070
Total Accruing Loans and Leases Past Due 90 Days or More	$7,147	$6,664	$7,010	$5,857	$7,070
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$55,672	$55,038	$53,158	$52,965	$52,208
Total Loans and Leases	$9,796,947	$9,573,956	$9,387,613	$9,113,809	$8,949,785

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.15%	0.16%	0.15%	0.18%	0.20%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.16%	0.18%	0.17%	0.21%	0.22%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.05%	0.06%	0.04%	0.03%	0.03%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.24%	0.25%	0.26%	0.32%	0.35%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.24%	0.25%	0.25%	0.27%	0.30%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$17,035	$16,368	$19,003	$19,761	$18,672
Additions	2,109	2,212	1,572	1,221	2,142
Reductions
Payments	(368)	(199)	(497)	(1,017)	(252)
Return to Accrual Status	(1,779)	(305)	(1,370)	(645)	(653)
Sales of Foreclosed Real Estate	(353)	(951)	(1,883)	—	(61)
Charge-offs/Write-downs	(524)	(90)	(457)	(317)	(87)
Total Reductions	(3,024)	(1,545)	(4,207)	(1,979)	(1,053)
Balance at End of Quarter	$16,120	$17,035	$16,368	$19,003	$19,761

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2017	2017	2016	2017	2016
Balance at Beginning of Period	$113,703	$113,175	$110,605	$110,845	$108,952
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(499)	(611)	(195)	(1,408)	(865)
Consumer
Residential Mortgage	(4)	(36)	(335)	(729)	(723)
Home Equity	(221)	(129)	(256)	(995)	(1,104)
Automobile	(2,014)	(1,921)	(1,720)	(7,737)	(6,355)
Other [1]	(3,108)	(3,521)	(2,445)	(12,386)	(9,462)
Total Loans and Leases Charged-Off	(5,846)	(6,218)	(4,951)	(23,255)	(18,509)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	284	597	506	1,482	8,058
Commercial Mortgage	—	—	11	—	53
Construction	—	—	—	—	23
Lease Financing	1	1	1	3	3
Consumer
Residential Mortgage	182	89	154	639	1,151
Home Equity	498	837	323	2,681	1,776
Automobile	576	692	459	2,495	2,207
Other [1]	520	530	487	2,128	1,881
Total Recoveries on Loans and Leases Previously Charged-Off	2,061	2,746	1,941	9,428	15,152
Net Loans and Leases Charged-Off	(3,785)	(3,472)	(3,010)	(13,827)	(3,357)
Provision for Credit Losses	4,250	4,000	3,250	16,900	4,750
Provision for Unfunded Commitments	—	—	—	250	500
Balance at End of Period [2]	$114,168	$113,703	$110,845	$114,168	$110,845

Components
Allowance for Loan and Lease Losses	$107,346	$106,881	$104,273	$107,346	$104,273
Reserve for Unfunded Commitments	6,822	6,822	6,572	6,822	6,572
Total Reserve for Credit Losses	$114,168	$113,703	$110,845	$114,168	$110,845

Average Loans and Leases Outstanding	$9,688,710	$9,451,972	$8,813,755	$9,346,828	$8,362,210

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.15%	0.15%	0.14%	0.15%	0.04%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.10%	1.12%	1.17%	1.10%	1.17%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended December 31, 2017
Net Interest Income	$65,408	$43,932	$9,008	$422	$118,770
Provision for Credit Losses	3,595	195	(5)	465	4,250
Net Interest Income After Provision for Credit Losses	61,813	43,737	9,013	(43)	114,520
Noninterest Income	20,910	5,219	13,716	2,010	41,855
Noninterest Expense	(54,021)	(19,726)	(15,982)	(2,607)	(92,336)
Income Before Provision for Income Taxes	28,702	29,230	6,747	(640)	64,039
Provision for Income Taxes	(10,222)	(10,325)	(2,496)	1,957	(21,086)
Net Income	$18,480	$18,905	$4,251	$1,317	$42,953
Total Assets as of December 31, 2017	$5,936,568	$3,742,991	$336,455	$7,073,038	$17,089,052

Three Months Ended December 31, 2016
Net Interest Income	$63,169	$40,968	$6,196	$(3,240)	$107,093
Provision for Credit Losses	3,285	(270)	(5)	240	3,250
Net Interest Income After Provision for Credit Losses	59,884	41,238	6,201	(3,480)	103,843
Noninterest Income	24,460	5,952	13,764	2,327	46,503
Noninterest Expense	(52,998)	(17,926)	(14,996)	(3,669)	(89,589)
Income Before Provision for Income Taxes	31,346	29,264	4,969	(4,822)	60,757
Provision for Income Taxes	(11,109)	(10,330)	(1,839)	6,034	(17,244)
Net Income	$20,237	$18,934	$3,130	$1,212	$43,513
Total Assets as of December 31, 2016	$5,342,078	$3,565,912	$280,410	$7,303,967	$16,492,367

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Year Ended December 31, 2017
Net Interest Income	$264,041	$171,038	$29,693	$(7,534)	$457,238
Provision for Credit Losses	14,008	(160)	(21)	3,073	16,900
Net Interest Income After Provision for Credit Losses	250,033	171,198	29,714	(10,607)	440,338
Noninterest Income	85,042	21,670	57,105	21,600	185,417
Noninterest Expense	(209,807)	(74,209)	(61,674)	(12,001)	(357,691)
Income Before Provision for Income Taxes	125,268	118,659	25,145	(1,008)	268,064
Provision for Income Taxes	(44,545)	(41,797)	(9,303)	12,253	(83,392)
Net Income	$80,723	$76,862	$15,842	$11,245	$184,672
Total Assets as of December 31, 2017	$5,936,568	$3,742,991	$336,455	$7,073,038	$17,089,052

Year Ended December 31, 2016
Net Interest Income	$242,967	$156,080	$24,714	$(6,182)	$417,579
Provision for Credit Losses	10,700	(7,322)	(23)	1,395	4,750
Net Interest Income After Provision for Credit Losses	232,267	163,402	24,737	(7,577)	412,829
Noninterest Income	91,824	26,967	57,396	21,156	197,343
Noninterest Expense	(208,389)	(70,405)	(59,782)	(12,002)	(350,578)
Income Before Provision for Income Taxes	115,702	119,964	22,351	1,577	259,594
Provision for Income Taxes	(41,067)	(42,667)	(8,270)	13,871	(78,133)
Net Income	$74,635	$77,297	$14,081	$15,448	$181,461
Total Assets as of December 31, 2016	$5,342,078	$3,565,912	$280,410	$7,303,967	$16,492,367

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2017	2017	2017	2017	2016
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$96,974	$94,621	$90,909	$87,937	$86,532
Income on Investment Securities
Available-for-Sale	11,866	11,987	11,835	11,084	10,244
Held-to-Maturity	21,782	20,334	19,918	19,706	19,213
Deposits	3	5	2	5	2
Funds Sold	717	1,579	696	890	795
Other	271	235	208	230	281
Total Interest Income	131,613	128,761	123,568	119,852	117,067
Interest Expense
Deposits	6,980	6,663	4,998	3,691	3,448
Securities Sold Under Agreements to Repurchase	4,664	4,664	5,079	5,185	5,406
Funds Purchased	81	—	39	3	3
Short-Term Borrowings	—	—	64	—	—
Other Debt	1,118	1,117	1,109	1,101	1,117
Total Interest Expense	12,843	12,444	11,289	9,980	9,974
Net Interest Income	118,770	116,317	112,279	109,872	107,093
Provision for Credit Losses	4,250	4,000	4,250	4,400	3,250
Net Interest Income After Provision for Credit Losses	114,520	112,317	108,029	105,472	103,843
Noninterest Income
Trust and Asset Management	11,105	11,050	11,796	11,479	11,232
Mortgage Banking	2,593	3,237	3,819	3,300	6,256
Service Charges on Deposit Accounts	8,053	8,188	8,009	8,325	8,537
Fees, Exchange, and Other Service Charges	13,784	13,764	13,965	13,332	13,731
Investment Securities Gains (Losses), Net	(617)	(566)	(520)	12,133	(337)
Annuity and Insurance	1,273	1,429	2,161	1,995	1,457
Bank-Owned Life Insurance	1,609	1,861	1,550	1,497	1,551
Other	4,055	3,447	4,456	3,855	4,076
Total Noninterest Income	41,855	42,410	45,236	55,916	46,503
Noninterest Expense
Salaries and Benefits	52,195	51,626	50,113	51,602	50,622
Net Occupancy	8,510	7,727	8,131	8,168	7,581
Net Equipment	5,454	5,417	5,706	5,501	5,191
Data Processing	4,310	3,882	3,881	3,410	3,665
Professional Fees	3,266	3,044	2,592	2,779	2,990
FDIC Insurance	2,253	2,107	2,097	2,209	2,015
Other	16,348	14,795	15,669	14,899	17,525
Total Noninterest Expense	92,336	88,598	88,189	88,568	89,589
Income Before Provision for Income Taxes	64,039	66,129	65,076	72,820	60,757
Provision for Income Taxes	21,086	20,248	20,414	21,644	17,244
Net Income	$42,953	$45,881	$44,662	$51,176	$43,513

Basic Earnings Per Share	$1.02	$1.09	$1.05	$1.21	$1.03
Diluted Earnings Per Share	$1.01	$1.08	$1.05	$1.20	$1.02

Balance Sheet Totals
Loans and Leases	$9,796,947	$9,573,956	$9,387,613	$9,113,809	$8,949,785
Total Assets	17,089,052	17,268,302	16,981,292	16,664,215	16,492,367
Total Deposits	14,883,968	15,048,160	14,784,649	14,476,533	14,320,240
Total Shareholders' Equity	1,231,868	1,227,893	1,213,757	1,193,137	1,161,537

Performance Ratios
Return on Average Assets	1.00%	1.07%	1.09%	1.26%	1.07%
Return on Average Shareholders' Equity	13.85	14.89	14.87	17.63	14.90
Efficiency Ratio [1]	57.49	55.82	55.99	53.42	58.33
Net Interest Margin [2]	2.98	2.92	2.92	2.89	2.83

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
($ in millions; jobs in thousands)	November 30, 2017		December 31, 2016		December 31, 2015
Hawaii Economic Trends
State General Fund Revenues [1]	$5,929.0	3.8%	$6,215.4	3.6%	$5,998.6	8.4%
General Excise and Use Tax Revenue [1]	$3,069.2	3.7%	$3,205.7	2.0%	$3,141.5	5.4%
Jobs [2]	670.3		671.7		657.7

				November 30,	December 31,
(spot rates)				2017	2016	2015
Unemployment [3]
Statewide, seasonally adjusted				2.0%	2.9%	3.2%

Oahu				1.9	2.4	2.7
Island of Hawaii				2.4	3.1	3.7
Maui				2.1	2.7	3.1
Kauai				2.0	2.8	3.5

			December 31,
(percentage change, except months of inventory)			2017	2016	2015	2014
Housing Trends (Single Family Oahu) [4]
Median Home Price			2.7%	5.0%	3.7%	3.8%
Home Sales Volume (units)			6.3%	6.5%	5.2%	(0.8)%
Months of Inventory			2.1	2.5	2.6	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

November 30, 2017				748.3		7.3
October 31, 2017				737.0		2.8
September 30, 2017				701.8		5.1
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				700.4		1.7
January 31, 2017				756.3		4.9
December 31, 2016				828.5		3.6
November 30, 2016				697.1		4.7
October 31, 2016				717.0		4.3
September 30, 2016				667.6		3.1
August 31, 2016				780.7		3.1
July 31, 2016				835.4		2.1
June 30, 2016				800.3		4.2
May 31, 2016				718.9		1.3
April 30, 2016				700.6		3.4
March 31, 2016				786.3		0.8
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.